Administrative Offices
The Yankee Companies, LLC.
A Florida limited liability company
                                                 Please respond to Ocala address

Leonard Miles Tucker                                       PRINCIPAL OFFICES:
Member & Chief Executive Officer                      5185 Southeast 20th Street
                                                         Ocala, Florida 34471
William A. Calvo, III, Ll.M.                            Telephone (352) 694-6661
Member                                                 Fax Number (352) 694-1325
                                                E-Mail Legal@yankeecompanies.com
Vanessa H. Lindsey
Secretary & Chief Administrative Officer             Crystal Corporate Center
                                            2500 North Military Trail, Suite 225
Kevin W. Dornan                                     Boca Raton, Florida 33431
General Counsel                                         Telephone (561) 998-2025
                                                       Fax Number (561) 998-3425
                                                E-Mail lenny@yankeecompanies.com
                                                Website  www.yankeecompanies.com




                                 April 30, 2002


Mrs. Michelle Tucker
President
Explorations Group, Inc.
2500 North Military Trail, Suite 225-D
Boca Raton, FL 33431


                            Re: Engagement Agreement

Dear Mrs. Tucker:

     The Yankee Companies, LLC, a Florida limited liability company ("Yankees"), has asked me to provide Explorations Group, Inc. ("Explorations") with certain legal services. Subject to your approval of the scope and limitation of services, acknowledgment of disclosures and waiver of conflicts, and the other terms of representation set forth in this engagement agreement, I have agreed to provide such services.

     Scope and Limitation of Services: I have enclosed a copy of the Retainer Agreement between Yankees and me (referred to therein as "Counsel") dated June 18, 2001 (and as amended effective January 1, 2002). Explorations acknowledges that the scope of and limitation of services described in Article Two of the Yankees/Counsel Agreement describes and limits the services Counsel will provide to Explorations under this engagement agreement. Specifically Explorations acknowledges that Counsel will provide Explorations and Yankees with dual representation and by virtue of Counsel's prior and primary relationship with Yankees, Counsel may have to withdraw from his representation of Explorations in the event a conflict of interest, or the appearance thereof, arises in the judgment of Counsel or if Yankees or Explorations asserts such a conflict of interest. In the event of such a withdrawal, Counsel may continue to represent Yankees even in matters where Yankees and Explorations are adverse. By entering into this engagement agreement, Explorations specifically waives the right to disqualify Counsel from representing Yankees in any matter.

     By entering into this agreement, Explorations also acknowledges that Counsel has undertaken a duty to disclose all information which he learns about Explorations (whether confidential or not) to Yankees. For this purpose only, Explorations waives the attorney-client privilege.

     Either party may withdraw from this agreement for any reason upon two (2) weeks' prior written notice to the other party, unless the Florida Rules of Professional Conduct (the "Florida Rules") require otherwise. In addition, Explorations may immediately terminate this agreement "for cause" (where "cause" shall mean the refusal of counsel to follow the directions of Explorations' board of directors or executive officers unless such direction, if followed by counsel, would constitute a violation of the Florida Rules; dishonesty; theft; or conviction of a felony).




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Engagement Agreement - Explorations
April 30, 2002
Page 2


     Compensation: Counsel will be compensated for the services provided under this engagement agreement as follows: Under Article Three of the Yankees/Counsel Agreement (as amended effective January 1, 2002), Counsel is to receive $40,000 per year (prorated and paid weekly) in cash, and $5,000 per month in stock. Explorations's share of this compensation will be equal to the percentage equivalent of a fraction, the numerator of which shall be the number "1" and the denominator of which shall be the number of Yankees' clients that have or will have publicly trading securities and for which I have agreed to serve as legal counsel under terms comparable to those reflected in this agreement.. At the present time, based on this formula, Explorations' share will be one-half (1/2) the specified compensation, provided further that until such time as Explorations' stock is publicly trading, Counsel shall receive 5,000 shares of Explorations' common stock per month, par value $0.01.

     In addition to this compensation, Counsel will be entitled to additional compensation directly from Explorations as a result of the following events:

     A. In the event that Counsel arranges or provides funding for Explorations on terms more beneficial than those reflected in Explorations's current principal financing agreements, Counsel shall be entitled, at his election, to either:

          1.   A fee equal to 5% of such savings, on a continuing basis; or

          2. If equity funding is provided through Counsel or any entity affiliated with him, a discount of 25% from the bid price for the subject equity securities, if they are issuable as free trading securities, or a discount of 25% from the bid price for the subject equity securities, if they are issuable as restricted securities (as the term 'restricted' is used for purposes of SEC Rule 144); and

          3.   If equity  funding is arranged  for  Explorations  by Counsel and
               Explorations is not obligated to pay any other source compensation in conjunction therewith, other than the normal commissions charged by broker dealers in securities in compliance with the compensation guidelines of the NASD, Counsel shall be entitled to a bonus in a sum equal to 5% of the net proceeds of such funding.

     B. In the event that Counsel generates business for Explorations, then on any sales resulting therefrom, Counsel shall be entitled to a commission equal to 5% of the net income derived by Explorations therefrom, on a continuing basis.

     Errors and Omissions Insurance: Counsel will maintain errors and omissions insurance which he believes would provide sufficient coverage for the services to be performed under this agreement. Counsel cannot predict, however, how his insurer will respond to any particular claim.

     Further disclosure of conflict of interest and waivers thereof: This engagement may give rise to certain conflicts of interest which Counsel must disclose in writing. The Rules of Professional Conduct of the American Bar Association, Rule 3-300 provides:

     "A member shall not enter into a business transaction with a client, or knowingly acquire an ownership, possessory, security, or other pecuniary interest adverse to a client, unless each of the following requirements has been satisfied:

          1. The transaction or the acquisition and its terms are fair and reasonable to the client and are fully disclosed and transmitted in writing to the client in a manner which should reasonably have been understood by the client; and

          2. The client is advised in writing that the client may seek the advice of an independent lawyer of the client's choice and is given a reasonable opportunity to seek that advice; and

          3. The client thereafter consents in writing to the terms of the transaction or the terms of the acquisition."



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Engagement Agreement - Explorations
April 30, 2002
Page 3


     Explorations acknowledges that Counsel may receive Explorations stock as his fee for services rendered under this agreement and possibly for separate services rendered for Yankees solely for its benefit. As a shareholder of Explorations, Counsel may at some time have interests which do not coincide with those of Explorations management. By entering into this agreement, Explorations acknowledges that Explorations has been advised of the provisions of Rule 3-300, that it has had the opportunity to seek the advice of another lawyer about this agreement, and that in the judgment of the board of directors of Explorations this agreement is fair and reasonable.

     If the foregoing is acceptable to you, please execute the enclosed extra copy of this engagement agreement and return it to the office of the General Counsel of Yankees. The original is for your records.

                                Very truly yours,

                            The Yankee Companies, LLC


                            /s/ Kevin W. Dornan /s/
                                Kevin W. Dornan
                                General Counsel


     The undersigned represents that the Board of Directors of Explorations Group, Inc. ratifies this agreement and that she has the authority of the board to sign it.



/s/ Michelle Tucker /s/                                       Dated:   05/06/02
Michelle Tucker, President




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